Exhibit 99.1

For Immediate Release
April 19, 2016

For More Information
Trisha Voltz Carlson
SVP, Investor Relations Manager
504.299.5208
trisha.carlson@hancockbank.com

Hancock reports first quarter 2016 financial results
Core pre-tax, pre-provision income improves; results reflect previously announced energy provision

Highlights of the company's first quarter 2016 results (compared to fourth quarter 2015):

•	Core pre-tax, pre-provision income $76.4 million, up $8.4 million or 12%
•	Total loans up $275 million, or 7% linked-quarter annualized (LQA)
•	Loan growth funded completely by deposit growth of $307 million, or 7% LQA
•	Core net interest margin up 2 basis points (bps); up 4 bps excluding interest reversals
•	Tangible common equity (TCE) ratio up 7 bps to 7.69%
•	Allowance for the energy portfolio increased $33 million, to $111 million, or almost 7% of energy loans

GULFPORT, Miss. (April 19, 2016) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the first quarter of 2016.  Net income for the first quarter of 2016 was $3.8 million, or $.05 per diluted common share, compared to $15.3 million, or $.19 in the fourth quarter of 2015 and $40.2 million, or $.49, in the first quarter of 2015.  The linked-quarter decline in earnings was mainly related to the previously announced increase in the loan loss provision.  There were also nonoperating expenses of $5.0 million (pre-tax), or $.04 per share, in the first quarter of 2016 mainly related to separation pay.  There were no nonoperating items in the fourth quarter of 2015, with $7.0 million (pre-tax), or $.06 per share, of nonoperating items in the first quarter of 2015.  The year-over-year decline in earnings was mainly related to a decrease in purchase accounting income of approximately $8.9 million (pre-tax), and the provision taken to increase the energy allowance noted above.  Pre-tax, pre-provision earnings (core) were $76.4 million for the first quarter of 2016, compared to $68.0 million in the fourth quarter of 2015 and $63.6 million in the first quarter of 2015.

"Core pre-tax, pre-provision earnings improved in the first quarter despite the impact of today's energy cycle," said President and CEO John M. Hairston. "While the volatility of the current energy cycle continues to overshadow the progress we are making towards meeting our goals, we remain focused on growing the nonenergy portion of our company and is the reason we set our 2016 goal at pre-tax, pre-provision earnings growth.  The metrics for the quarter outside of provision expense and energy are in-line with previous guidance and we are proud of the efforts

Hancock reports first quarter 2016 financial results
April 19, 2016

our bankers have put forth in growing loans and deposits, controlling expenses and working to generate core revenue."

Energy
At March 31, 2016, loans in the energy segment totaled $1.6 billion, or 10% of total loans.  The energy portfolio increased approximately $53 million linked-quarter and is comprised of credits to both the E&P industry and support industries. The net increase in the portfolio for the quarter reflects approximately $85 million in payoffs and paydowns, and $17 million in energy charge-offs, offset by approximately $155MM in draws on existing lines.

During the first quarter of 2016 there were risk rating downgrades to criticized status of over $300 million in outstanding energy credits.  This increase was mainly related to the application of new regulatory guidance which was used in the recent shared national credit (SNC) exam that was completed on March 15, 2016.  Approximately 75% of the increase in criticized energy loans was from reserve-based (RBL) credits identified in the SNC exam or based on the new regulatory guidance.  Several of the credits downgraded in the exam, totaling approximately $80 million, were moved to nonaccrual status.

Due to the changes noted above, and the impact of the prolonged energy cycle, the company increased its allowance for loan losses on the energy portfolio and booked a $60 million total provision for credit losses in the quarter.  Approximately $50 million of the provision expense was related to the energy portfolio.  As a result, and after energy charge-offs of approximately $17 million, the allowance for the energy portfolio was increased $33 million, to $111.2 million, or almost 7% of energy loans.

The impact and severity of future risk rating migration, as well as any associated provisions or net charge-offs, will depend on overall oil prices and the duration of the cycle.  While we expect additional charge-offs in the portfolio, we continue to believe the impact on the company of the energy cycle will be manageable and our capital will remain solid.  Management currently estimates that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycle.

Additional details of the energy portfolio are included in the presentation slides posted on our Investor Relations website.

Loans
Total loans at March 31, 2016 were $16.0 billion, up $275 million, or 2%, from December 31, 2015.  All regions across the footprint reported net loan growth during the quarter.  Average loans totaled $15.8 billion for the first quarter of 2016, up $651 million, or 4%, linked-quarter.

Management expects continued growth across the footprint will be slightly offset by ongoing payoffs and paydowns in the energy portfolio.  This is expected to result in year over year period-end loan growth of 5-7% in 2016.

Hancock reports first quarter 2016 financial results
April 19, 2016

Deposits
Total deposits at March 31, 2016 were $18.7 billion, up $307 million, or 2%, from December 31, 2015.  Average deposits for the first quarter of 2016 were $18.3 billion, up $460 million, or 3%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $7.1 billion at March 31, 2016, down $168 million from December 31, 2015.  DDAs comprised 38% of total period-end deposits at March 31, 2016.

Interest-bearing transaction and savings deposits totaled $7.0 billion at the end of the first quarter of 2016, up $276 million, or 4%, from December 31, 2015.  Time deposits of $2.4 billion increased $300 million, or 15%, while interest-bearing public fund deposits decreased $101 million, or 4%, to $2.2 billion at March 31, 2016.

Asset Quality
Nonperforming assets (NPAs) totaled $307 million at March 31, 2016, up $116 million from December 31, 2015.  During the first quarter of 2016, total nonperforming loans increased approximately $119 million while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $3 million.  The net increase in nonperforming loans was mainly related to the movement of several energy credits, totaling approximately $90 million during the quarter.  Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.92% at March 31, 2016, up 70 bps from December 31, 2015.

The total allowance for loan losses was $217.8 million at March 31, 2016, up $36.6 million from December 31, 2015.  The ratio of the allowance for loan losses to period-end loans was 1.36% at March 31, 2016, up from 1.15% at December 31, 2015.  The allowance maintained on the non-FDIC acquired portion of the loan portfolio increased $39.2 million linked-quarter, totaling $197.3 million, while the allowance on the FDIC acquired loan portfolio decreased $2.6 million linked-quarter.

Net charge-offs from the non-FDIC acquired loan portfolio were $21.3 million, or 0.54% of average total loans on an annualized basis in the first quarter of 2016, up from $7.9 million, or 0.21% of average total loans in the fourth quarter of 2015.  Included in the first quarter's total are $17.4 million in charge-offs related to energy credits.

During the first quarter of 2016, Hancock recorded a total provision for loan losses of $60.0 million, up from $50.2 million in the fourth quarter of 2015.  Based on information currently available, management currently expects the provision for loan losses could approximate $105 - $145 million for the full year of 2016.

Net Interest Income and Net Interest Margin
Net interest income (TE) for the first quarter of 2016 was $168.2 million, up $5.6 million from the fourth quarter of 2015.  During the first quarter, the impact on net interest income from purchase accounting adjustments (PAAs) was virtually unchanged.  Excluding the impact from purchase

Hancock reports first quarter 2016 financial results
April 19, 2016

accounting items, core net interest income also increased $5.6 million linked-quarter.  Average earning assets were $20.9 billion for the first quarter of 2016, up $770 million, or 4%, from the fourth quarter of 2015.

The reported net interest margin (TE) was 3.23% for the first quarter of 2016, up 2 bps from the fourth quarter of 2015.  The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) also increased 2 bps to 3.12% during the first quarter of 2016.  The main drivers of the improvement were an increase in the core loan yield of 5 bps and an increase in the securities portfolio yield of 6 bps.  This was slightly offset by an increase in the cost of funds of 3 basis points.  The margin was negatively impacted 2 bps in the quarter by interest reversals of approximately $0.9 million.

Noninterest Income
Noninterest income totaled $58.2 million for the first quarter of 2016, down $1.5 million, or 2%, from the fourth quarter of 2015.  Included in the total is amortization of $1.6 million related to the FDIC indemnification asset, compared to amortization of $1.7 million in the fourth quarter of 2015.  Excluding the impact of this item, core noninterest income totaled $59.8 million, down $1.6 million, or 3%, linked-quarter.

Service charges on deposits totaled $18.4 million for the first quarter of 2016, down $0.6 million, or 3%, from the fourth quarter of 2015.  Bank card and ATM fees totaled $11.3 million, down $0.4 million, or 4%, from the fourth quarter of 2015.

Trust fees totaled $11.2 million, down slightly linked-quarter.  Investment and annuity income and insurance fees totaled $6.2 million, down $0.4 million, or 6%, linked-quarter.

Fees from secondary mortgage operations totaled $2.9 million for the first quarter of 2016, up slightly linked-quarter.

Other noninterest income (excluding the amortization of the FDIC indemnification asset noted above) totaled $9.7 million, down $0.1 million, or 1%, from the fourth quarter of 2015.

Noninterest Expense & Taxes
Noninterest expense for the first quarter of 2016 totaled $156.0 million, virtually unchanged, from the fourth quarter of 2015.  There were $5.0 million of nonoperating expenses in the first quarter of 2016 mainly related to separation pay.  Excluding nonoperating items, operating expense totaled $151.1 million, down $5.0 million, or 3%, linked quarter.  The line item discussions below exclude the impact of nonoperating expenses.

Total personnel expense was $84.7 million in the first quarter of 2016, down $0.6 million, or 1%, from the fourth quarter of 2015.

Hancock reports first quarter 2016 financial results
April 19, 2016

Occupancy and equipment expense totaled $14.1 million in the first quarter of 2016, down $0.4 million, or 3%, from the fourth quarter of 2015.

ORE expense totaled $0.4 million for the first quarter of 2016, down $0.9 million from the fourth quarter of 2015.

Amortization of intangibles totaled $5.1 million for the first quarter of 2016, down $0.6 million, or 10%, linked-quarter.  Other operating expense totaled $46.6 million in the first quarter of 2016, down $2.5 million, or 5%, from the fourth quarter of 2015.

The effective income tax rate for the first quarter of 2016 was 23%.  Management expects the effective income tax rate to approximate 22-24% for the remainder of 2016.  The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital
Common shareholders' equity at March 31, 2016 totaled $2.4 billion.  The tangible common equity (TCE) ratio was 7.69%, up 7 bps from December 31, 2015.  During the fourth quarter of 2015 the company placed its common stock buyback on hold in light of the current energy cycle.  No shares were repurchased in the first quarter of 2016.  Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Wednesday, April 20, 2016 to review the results.  A live listen-only webcast of the call will be available under the Investor Relations section of Hancock's website at www.hancockbank.com.  Additional financial tables and a slide presentation related to first quarter results are also posted as part of the webcast link.  To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.  An audio archive of the conference call will be available under the Investor Relations section of our website.  A replay of the call will also be available through April 27, 2016 by dialing (855) 859-2056 or (404) 537-3406, passcode 85429668.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company's banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to

Hancock reports first quarter 2016 financial results
April 19, 2016

be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.
Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, including the impact of volatility of oil and gas prices on our energy portfolio and associated loan loss reserves and possible charge-offs, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, loan growth expectations, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements.  Hancock's ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited.  Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in Hancock's forward-looking statements include, but are not limited to, those risk factors included in Hancock's public filings with the Securities and Exchange Commission, which are available at the SEC's internet site (http://www.sec.gov).  You are cautioned not to place undue reliance on these forward-looking statements.  Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANCOCK HOLDING COMPANY
QUARTERLY HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars in thousands, except per share data)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
INCOME STATEMENT DATA
Net interest income	$162,836	$158,395	$156,830	$151,791	$158,158
Net interest income (TE) (a)	168,179	162,635	160,134	154,879	161,114
Provision for loan losses	60,036	50,196	10,080	6,608	6,154
Noninterest income	58,186	59,653	60,211	60,874	56,546
Noninterest expense (excluding nonoperating items)	151,054	156,030	151,193	149,990	146,201
Nonoperating items	4,978	-	-	8,927	6,981
Net income	3,839	15,307	41,166	34,829	40,159
Operating income (b)	7,075	15,307	41,166	40,631	44,697
Pre-tax, pre-provision (PTPP) profit (TE) (a) (c)	70,333	66,258	69,152	56,836	64,145

PERIOD-END BALANCE SHEET DATA
Loans	$15,978,124	$15,703,314	$14,763,050	$14,344,752	$13,924,386
Securities	4,667,837	4,463,792	4,548,922	4,445,452	4,107,904
Earning assets	20,821,513	20,753,095	19,526,150	19,409,963	18,568,037
Total assets	22,809,370	22,833,605	21,602,793	21,532,824	20,718,739
Noninterest-bearing deposits	7,108,598	7,276,127	6,075,558	6,180,814	6,201,403
Total deposits	18,656,150	18,348,912	17,439,948	17,301,788	16,860,485
Common shareholders' equity	2,421,040	2,413,143	2,453,561	2,430,040	2,425,098

AVERAGE BALANCE SHEET DATA
Loans	$15,848,770	$15,198,232	$14,511,474	$14,138,904	$13,869,397
Securities (d)	4,528,090	4,480,972	4,425,546	4,143,097	3,772,997
Earning assets	20,910,668	20,140,432	19,433,337	18,780,771	18,315,839
Total assets	22,932,515	22,171,216	21,475,943	20,869,407	20,441,975
Noninterest-bearing deposits	7,033,680	6,709,188	6,032,680	6,107,900	5,924,196
Total deposits	18,281,754	17,821,484	17,313,433	16,862,088	16,485,259
Common shareholders' equity	2,431,747	2,453,480	2,439,068	2,430,710	2,447,870

COMMON SHARE DATA
Earnings per share - diluted	$0.05	$0.19	$0.52	$0.44	$0.49
Operating earnings per share - diluted (b)	0.09	0.19	0.52	0.51	0.55
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	31.24	31.14	31.65	31.12	31.14
Tangible book value per share (period-end)	21.90	21.74	22.18	21.63	21.55
Weighted average number of shares - diluted	77,672	77,544	78,075	78,115	79,661
Period-end number of shares	77,508	77,496	77,519	78,094	77,886
Market data
High sales price	$25.84	$30.96	$32.47	$32.98	$31.13
Low sales price	20.01	23.35	25.20	28.02	24.96
Period-end closing price	22.96	25.17	27.05	31.91	29.86
Trading volume	56,319	48,789	44,705	40,162	51,866

PERFORMANCE RATIOS
Return on average assets	0.07%	0.27%	0.76%	0.67%	0.80%
Return on average assets - operating (b)	0.12%	0.27%	0.76%	0.78%	0.89%
Return on average common equity	0.64%	2.48%	6.70%	5.75%	6.65%
Return on average common equity - operating (b)	1.17%	2.48%	6.70%	6.70%	7.41%
Return on average tangible common equity	0.91%	3.53%	9.60%	8.28%	9.60%
Return on average tangible common equity - operating (b)	1.67%	3.53%	9.60%	9.66%	10.68%
Tangible common equity ratio (e)	7.69%	7.62%	8.24%	8.13%	8.40%
Net interest margin (TE) (a)	3.23%	3.21%	3.28%	3.30%	3.55%
Average loan/deposit ratio	86.69%	85.28%	83.82%	83.85%	84.13%
Efficiency ratio (f)	64.47%	67.63%	65.88%	66.67%	64.36%
Allowance for loan losses as a percent of period-end loans	1.36%	1.15%	0.95%	0.91%	0.92%
Annualized net non-FDIC acquired charge-offs to average loans	0.54%	0.21%	0.09%	0.03%	0.11%
Allowance for loan losses to non-performing loans + accruing loans
90 days past due	74.55%	105.54%	78.15%	100.92%	123.14%
Noninterest income as a percent of total revenue (TE) (a)	25.70%	26.84%	27.32%	28.21%	25.98%

FTE headcount	3,819	3,921	3,863	3,825	3,785

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Net income less nonoperating items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company's fundamental operations over time.

(c) Net interest income (TE) and noninterest income less noninterest expense. Management believes that PTPP profit is a useful financial measure because it enables investors to assess the Company's ability to generate capital to cover credit losses through a credit cycle.

(d) Average securities does not include unrealized holding gains/losses on available for sale securities.
(e) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(f) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, and nonoperating items.

HANCOCK HOLDING COMPANY
INCOME STATEMENT
(Unaudited)
	Three Months Ended
(dollars in thousands, except per share data)	3/31/2016	12/31/2015	3/31/2015
NET INCOME
Interest income	$180,641	$174,310	$169,087
Interest income (TE)	185,984	178,550	172,043
Interest expense	17,805	15,915	10,929
Net interest income (TE)	168,179	162,635	161,114
Provision for loan losses	60,036	50,196	6,154
Noninterest income	58,186	59,653	56,546
Noninterest expense	156,032	156,030	153,515
Income before income taxes	4,954	11,822	55,035
Income tax expense	1,115	(3,485)	14,876
Net income	$3,839	$15,307	$40,159
ADJUSTMENTS FROM NET INCOME TO OPERATING INCOME
Nonoperating items
Nonoperating securities transactions	-	-	(333)
Nonoperating expense	4,978	-	7,314
Total nonoperating items	4,978	-	6,981
Taxes on adjustments at marginal tax rate	1,742	-	2,443
Total adjustments (net of taxes)	3,236	-	4,538
Operating income (g)	$7,075	$15,307	$44,697
ADJUSTMENTS FROM NET INCOME TO PTPP PROFIT
Difference between interest income and interest income (TE)	5,343	4,240	2,956
Provision for loan losses	60,036	50,196	6,154
Income tax expense	1,115	(3,485)	14,876
Pre-tax, pre-provision (PTPP) profit (TE) (h)	$70,333	$66,258	$64,145
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,383	$18,971	$17,315
Trust fees	11,224	11,287	11,200
Bank card and ATM fees	11,348	11,792	11,183
Investment & annuity fees	4,933	4,632	5,050
Secondary mortgage market operations	2,912	2,884	2,664
Insurance commissions and fees	1,307	1,980	1,754
Amortization of FDIC loss share receivable	(1,613)	(1,713)	(1,197)
Other income	9,692	9,820	8,577
Total noninterest income	$58,186	$59,653	$56,546
Personnel expense	$84,741	$85,315	$80,117
Net occupancy expense	10,356	10,639	11,162
Equipment expense	3,774	3,871	3,933
Other real estate expense, net	445	1,361	456
Other operating expense	46,614	49,153	44,215
Amortization of intangibles	5,124	5,691	6,318
Total operating expense	151,054	156,030	146,201
Nonoperating items	4,978	-	7,314
Total noninterest expense	$156,032	$156,030	$153,515
COMMON SHARE DATA
Earnings per share:
Basic	$0.05	$0.19	$0.49
Diluted	0.05	0.19	0.49
Operating earnings per share: (g)
Basic	$0.09	$0.19	$0.55
Diluted	0.09	0.19	0.55

(g) Net income less nonoperating items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company's fundamental operations over time.

(h) Net interest income (TE) and noninterest income less noninterest expense. Management believes that PTPP profit is a useful financial measure because it enables investors to assess the Company's ability to generate capital to cover credit losses through a credit cycle.

HANCOCK HOLDING COMPANY
INCOME STATEMENT
(Unaudited)
	Three months ended
(dollars in thousands)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Interest income	$180,641	$174,310	$171,329	$164,920	$169,087
Interest income (TE)	185,984	178,550	174,633	168,008	172,043
Interest expense	17,805	15,915	14,499	13,129	10,929
Net interest income (TE)	168,179	162,635	160,134	154,879	161,114
Provision for loan losses	60,036	50,196	10,080	6,608	6,154
Noninterest income	58,186	59,653	60,211	60,874	56,546
Noninterest expense	156,032	156,030	151,193	158,917	153,515
Income before income taxes	4,954	11,822	55,768	47,140	55,035
Income tax expense	1,115	(3,485)	14,602	12,311	14,876
Net income	$3,839	$15,307	$41,166	$34,829	$40,159
ADJUSTMENTS FROM NET INCOME TO OPERATING INCOME
Nonoperating items
Nonoperating securities transactions	-	-	-	-	(333)
Nonoperating expense	4,978	-	-	8,927	7,314
Total nonoperating items	4,978	-	-	8,927	6,981
Taxes on adjustments at marginal tax rate	1,742	-	-	3,125	2,443
Adjustments (net of taxes)	3,236	-	-	5,802	4,538
Operating income (g)	$7,075	$15,307	$41,166	$40,631	$44,697
Pre-tax, pre-provision (PTPP) profit (TE) (h)	$70,333	$66,258	$69,152	$56,836	$64,145
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,383	$18,971	$18,619	$17,908	$17,315
Trust fees	11,224	11,287	11,345	11,795	11,200
Bank card and ATM fees	11,348	11,792	11,637	11,868	11,183
Investment & annuity fees	4,933	4,632	6,149	4,838	5,050
Secondary mortgage market operations	2,912	2,884	3,413	3,618	2,664
Insurance commissions and fees	1,307	1,980	2,238	2,595	1,754
Amortization of FDIC loss share receivable	(1,613)	(1,713)	(1,564)	(1,273)	(1,197)
Other income	9,692	9,820	8,374	9,525	8,577
Total noninterest income	$58,186	$59,653	$60,211	$60,874	$56,546
Personnel expense	$84,741	$85,315	$84,155	$82,533	$80,117
Net occupancy expense	10,356	10,639	11,222	11,765	11,162
Equipment expense	3,774	3,871	3,598	4,079	3,933
Other real estate expense, net	445	1,361	422	501	456
Other operating expense	46,614	49,153	45,769	44,964	44,215
Amortization of intangibles	5,124	5,691	6,027	6,148	6,318
Total operating expense	151,054	156,030	151,193	149,990	146,201
Nonoperating items	4,978	-	-	8,927	7,314
Total noninterest expense	$156,032	$156,030	$151,193	$158,917	$153,515

(g) Net income less nonoperating items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company's fundamental operations over time.

(h) Net interest income (TE) and noninterest income less noninterest expense. Management believes that PTPP profit is a useful financial measure because it enables investors to assess the Company's ability to generate capital to cover credit losses through a credit cycle.

HANCOCK HOLDING COMPANY
PERIOD-END BALANCE SHEET
(Unaudited)
	Three Months Ended
(dollars in thousands)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
ASSETS
Commercial non-real estate loans	$7,145,406	$6,995,824	$6,345,994	$6,185,684	$5,987,084
Construction and land development loans	1,095,414	1,151,950	1,085,585	1,120,947	1,113,510
Commercial real estate loans	3,676,092	3,412,551	3,327,386	3,212,833	3,150,103
Residential mortgage loans	2,000,967	2,049,524	2,013,789	1,955,837	1,913,885
Consumer loans	2,060,245	2,093,465	1,990,296	1,869,451	1,759,804
Total loans	15,978,124	15,703,314	14,763,050	14,344,752	13,924,386
Loans held for sale	24,001	20,434	19,764	21,304	19,950
Securities	4,667,837	4,463,792	4,548,922	4,445,452	4,107,904
Short-term investments	151,551	565,555	194,414	598,455	515,797
Earning assets	20,821,513	20,753,095	19,526,150	19,409,963	18,568,037
Allowance for loan losses	(217,794)	(181,179)	(139,576)	(131,087)	(128,386)
Goodwill	621,193	621,193	621,193	621,193	621,193
Other intangible assets, net	102,414	107,538	113,229	119,256	125,404
Other assets	1,482,044	1,532,958	1,481,797	1,513,499	1,532,491
Total assets	$22,809,370	$22,833,605	$21,602,793	$21,532,824	$20,718,739

LIABILITIES
Noninterest-bearing deposits	$7,108,598	$7,276,127	$6,075,558	$6,180,814	$6,201,403
Interest-bearing transaction and savings deposits	7,043,484	6,767,881	7,360,677	6,994,603	6,576,658
Interest-bearing public fund deposits	2,152,903	2,253,645	1,768,133	1,962,589	1,828,559
Time deposits	2,351,165	2,051,259	2,235,580	2,163,782	2,253,865
Total interest-bearing deposits	11,547,552	11,072,785	11,364,390	11,120,974	10,659,082
Total deposits	18,656,150	18,348,912	17,439,948	17,301,788	16,860,485
Short-term borrowings	1,100,787	1,423,644	1,049,182	1,079,193	755,250
Long-term debt	471,245	490,145	491,820	501,760	510,235
Other liabilities	160,148	157,761	168,282	220,043	167,671
Total liabilities	20,388,330	20,420,462	19,149,232	19,102,784	18,293,641
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,719,454	1,715,794	1,717,959	1,730,344	1,726,736
Retained earnings	762,652	777,944	781,769	759,780	744,131
Accumulated other comprehensive income	(61,066)	(80,595)	(46,167)	(60,084)	(45,769)
Total common shareholders' equity	2,421,040	2,413,143	2,453,561	2,430,040	2,425,098
Total liabilities & shareholders' equity	$22,809,370	$22,833,605	$21,602,793	$21,532,824	$20,718,739
CAPITAL RATIOS
Tangible common equity	$1,697,434	$1,684,388	$1,719,108	$1,689,550	$1,678,453
Tier 1 capital (i)	1,822,185	1,844,992	1,848,418	1,837,369	1,812,010
Common equity (period-end) as a percent of total assets (period-end)	10.61%	10.57%	11.36%	11.29%	11.70%
Tangible common equity ratio	7.69%	7.62%	8.24%	8.13%	8.40%
Leverage (Tier 1) ratio (i)	8.15%	8.55%	8.85%	9.07%	9.17%
Tier 1 risk-based capital ratio (i)	9.71%	9.96%	10.56%	10.77%	10.86%
Total risk-based capital ratio (i)	11.78%	11.86%	12.32%	12.53%	12.77%

(i) Estimated for most recent period-end.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE SHEET
(Unaudited)
	Three Months Ended
(dollars in thousands)	3/31/2016	12/31/2015	3/31/2015
ASSETS
Commercial non-real estate loans	$7,066,298	$6,643,961	$5,995,687
Construction and land development loans	1,147,984	1,100,502	1,121,059
Commercial real estate loans	3,498,920	3,384,409	3,118,522
Residential mortgage loans	2,058,514	2,028,688	1,902,873
Consumer loans	2,077,054	2,040,672	1,731,256
Total loans	15,848,770	15,198,232	13,869,397
Loans held for sale	14,822	16,717	15,567
Securities (j)	4,528,090	4,480,972	3,772,997
Short-term investments	518,986	444,511	657,878
Earning assets	20,910,668	20,140,432	18,315,839
Allowance for loan losses	(183,264)	(140,798)	(130,217)
Goodwill and other intangible assets	726,094	731,414	750,705
Other assets	1,479,017	1,440,168	1,505,648
Total assets	$22,932,515	$22,171,216	$20,441,975

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$7,033,680	$6,709,188	$5,924,196
Interest-bearing transaction and savings deposits	6,815,703	7,065,338	6,506,812
Interest-bearing public fund deposits	2,173,435	1,834,302	1,815,445
Time deposits	2,258,936	2,212,656	2,238,806
Total interest-bearing deposits	11,248,074	11,112,296	10,561,063
Total deposits	18,281,754	17,821,484	16,485,259
Short-term borrowings	1,564,804	1,229,603	920,436
Long-term debt	483,348	490,761	411,054
Other liabilities	170,862	175,888	177,356
Common shareholders' equity	2,431,747	2,453,480	2,447,870
Total liabilities & shareholders' equity	$22,932,515	$22,171,216	$20,441,975

(j) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)
	Three Months Ended
	3/31/2016			12/31/2015			3/31/2015
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (l)	$11,713.2	$111.7	3.83%	$11,128.8	$106.2	3.79%	$10,235.2	$106.8	4.23%
Residential mortgage loans	2,058.5	21.3	4.13%	2,028.7	20.6	4.07%	1,902.9	20.4	4.30%
Consumer loans	2,077.1	26.3	5.10%	2,040.7	25.9	5.03%	1,731.3	21.9	5.13%
Loan fees & late charges	-	(0.8)	0.00%	-	(0.5)	0.00%	-	0.3	0.00%
Total loans (TE) (m)	15,848.8	158.5	4.02%	15,198.2	152.2	3.98%	13,869.4	149.4	4.36%
Loans held for sale	14.8	0.2	4.28%	16.7	0.2	4.40%	15.6	0.1	2.45%
US Treasury and government agency securities	50.1	0.2	1.67%	50.0	0.2	1.68%	275.0	1.1	1.58%
CMOs and mortgage backed securities	4,132.8	22.9	2.21%	4,219.1	23.3	2.20%	3,290.5	18.6	2.26%
Municipals (TE) (l)	339.1	3.6	4.27%	205.8	2.3	4.45%	195.8	2.3	4.61%
Other securities	6.1	0.0	1.85%	6.1	0.0	1.80%	11.6	0.1	4.47%
Total securities (TE) (k)	4,528.1	26.7	2.36%	4,481.0	25.8	2.30%	3,772.9	22.1	2.35%
Total short-term investments	519.0	0.6	0.47%	444.5	0.3	0.30%	657.9	0.4	0.22%
Average earning assets yield (TE)	$20,910.7	186.0	3.57%	$20,140.4	178.5	3.53%	$18,315.8	172.0	3.79%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,815.7	4.7	0.28%	$7,065.3	4.4	0.25%	$6,506.8	2.2	0.14%
Time deposits	2,258.9	4.9	0.88%	2,212.7	4.3	0.76%	2,238.8	3.7	0.67%
Public funds	2,173.5	2.1	0.38%	1,834.3	1.5	0.32%	1,815.4	1.2	0.27%
Total interest-bearing deposits	11,248.1	11.7	0.42%	11,112.3	10.2	0.36%	10,561.0	7.1	0.27%
Short-term borrowings	1,564.8	1.0	0.26%	1,229.6	0.4	0.14%	920.5	0.2	0.08%
Long-term debt	483.3	5.1	4.20%	490.8	5.3	4.26%	411.1	3.6	3.58%
Total borrowings	2,048.1	6.1	1.19%	1,720.4	5.7	1.32%	1,331.6	3.8	1.16%
Total interest-bearing liabilities cost	13,296.2	17.8	0.54%	12,832.7	15.9	0.49%	11,892.6	10.9	0.37%
Net interest-free funding sources	7,614.5			7,307.7			6,423.2
Total cost of funds	20,910.7	17.8	0.34%	20,140.4	15.9	0.31%	18,315.8	10.9	0.24%
Net Interest Spread (TE)		$168.2	3.03%		$162.6	3.03%		$161.1	3.42%
Net Interest Margin (TE)	$20,910.7	$168.2	3.23%	$20,140.4	$162.6	3.21%	$18,315.8	$161.1	3.55%

(k) Average securities does not include unrealized holding gains/losses on available for sale securities.
(l) Tax equivalent (te) amounts are calculated using a marginal federal tax rate of 35%.
(m) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION
(Unaudited)
	Three Months Ended
(dollars in thousands)	3/31/2016	12/31/2015	3/31/2015
Nonaccrual loans (n)	$237,303	$159,713	$90,821
Restructured loans - still accruing	45,620	4,297	7,564
Total nonperforming loans	282,923	164,010	98,385
ORE and foreclosed assets	24,032	27,133	42,956
Total nonperforming assets	$306,955	$191,143	$141,341
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.92%	1.22%	1.01%
Accruing loans 90 days past due	$9,226	$7,653	$5,872
Accruing loans 90 days past due as a percent of loans	0.06%	0.05%	0.04%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.98%	1.26%	1.05%
ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$181,179	$139,576	$128,762
Net provision for loan losses - FDIC acquired loans	(496)	(1,669)	(70)
Provision for loan losses - non-FDIC acquired loans	60,532	51,865	6,224
Net provision for loan losses	60,036	50,196	6,154
(Decrease)increase in FDIC loss share receivable	(2,189)	(816)	(421)
Net charge-offs - FDIC acquired	(67)	(100)	2,455
Charge-offs - non-FDIC acquired	24,693	11,602	7,460
Recoveries - non-FDIC acquired	(3,394)	(3,725)	(3,806)
Net charge-offs	21,232	7,777	6,109
Ending Balance	$217,794	$181,179	$128,386
Allowance for loan losses as a percent of period-end loans	1.36%	1.15%	0.92%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	74.55%	105.54%	123.14%
NET CHARGE-OFF INFORMATION
Net charge-offs - non-FDIC acquired:
Commercial & real estate loans	$17,076	$2,465	$474
Residential mortgage loans	(126)	75	904
Consumer loans	4,349	5,337	2,276
Total net charge-offs - non-FDIC acquired	$21,299	$7,877	$3,654
Net charge-offs - non-FDIC acquired to average loans:
Commercial & real estate loans	0.59%	0.09%	0.02%
Residential mortgage loans	(0.02)%	0.01%	0.19%
Consumer loans	0.84%	1.04%	0.53%
Total net charge-offs - non-FDIC acquired to average loans	0.54%	0.21%	0.11%

(n) Nonaccrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Included in nonaccrual loans are $18.3 million, $8.8 million, and $5.0 million at 3/31/16, 12/31/15 and 3/31/15, respectively, in nonaccruing restructured loans.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION
(Unaudited)
	Three months ended
(dollars in thousands)	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Nonaccrual loans (n)	$237,303	$159,713	$166,945	$118,445	$90,821
Restructured loans - still accruing	45,620	4,297	5,779	7,966	7,564
Total nonperforming loans	282,923	164,010	172,724	126,411	98,385
ORE and foreclosed assets	24,032	27,133	33,599	38,630	42,956
Total nonperforming assets	$306,955	$191,143	$206,323	$165,041	$141,341
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.92%	1.22%	1.39%	1.15%	1.01%
Accruing loans 90 days past due	$9,226	$7,653	$5,876	$3,478	$5,872
Accruing loans 90 days past due as a percent of loans	0.06%	0.05%	0.04%	0.02%	0.04%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.98%	1.26%	1.43%	1.17%	1.05%
Allowance for loan losses	$217,794	$181,179	$139,576	$131,087	$128,386
Allowance for loan losses as a percent of period-end loans	1.36%	1.15%	0.95%	0.91%	0.92%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	74.55%	105.54%	78.15%	100.92%	123.14%
Provision for loan losses	$60,036	$50,196	$10,080	$6,608	$6,154
NET CHARGE-OFF INFORMATION
Net charge-offs - non-FDIC acquired:
Commercial & real estate loans	$17,076	$2,465	$666	$(691)	$474
Residential mortgage loans	(126)	75	30	(61)	904
Consumer loans	4,349	5,337	2,775	1,962	2,276
Total net charge-offs - non-FDIC acquired	$21,299	$7,877	$3,471	$1,210	$3,654
Net charge-offs - non-FDIC acquired to average loans:
Commercial & real estate loans	0.59%	0.09%	0.02%	(0.03)%	0.02%
Residential mortgage loans	(0.02)%	0.01%	0.01%	(0.01)%	0.19%
Consumer loans	0.84%	1.04%	0.57%	0.43%	0.53%
Total net charge-offs - non-FDIC acquired to average loans	0.54%	0.21%	0.09%	0.03%	0.11%
AVERAGE LOANS
Commercial & real estate loans	$11,713,202	$11,128,872	$10,608,244	$10,398,508	$10,235,268
Residential mortgage loans	2,058,514	2,028,688	1,977,990	1,930,553	1,902,873
Consumer loans	2,077,054	2,040,672	1,925,240	1,809,843	1,731,256
Total average loans	$15,848,770	$15,198,232	$14,511,474	$14,138,904	$13,869,397

(n) Nonaccrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Included in nonaccrual loans are $18.3 million, $8.8 million, $4.9 million, $4.9 million, and $5.0 million at 3/31/16, 12/31/15, 9/30/15, 06/30/15, and 03/31/15, respectively, in nonaccruing restructured loans.

HANCOCK HOLDING COMPANY
SUPPLEMENTAL ASSET QUALITY INFORMATION
(Unaudited)
	Originated Loans	Acquired Loans (o)	FDIC Acquired (p)	Total
(dollars in thousands)	3/31/2016
Nonaccrual loans (q)	$234,395	$2,908	-	$237,303
Restructured loans - still accruing	45,620	-	-	45,620
Total nonperforming loans	280,015	2,908	-	282,923
ORE and foreclosed assets (r)	16,403	-	7,629	24,032
Total nonperforming assets	$296,418	$2,908	$7,629	$306,955
Accruing loans 90 days past due	$9,226	-	-	$9,226
Allowance for loan losses	$197,285	$7	$20,502	$217,794

	12/31/2015
Nonaccrual loans (q)	$156,721	$2,992	-	$159,713
Restructured loans - still accruing	4,297	-	-	4,297
Total nonperforming loans	161,018	2,992	-	164,010
ORE and foreclosed assets (r)	18,580	-	8,553	27,133
Total nonperforming assets	$179,598	$2,992	$8,553	$191,143
Accruing loans 90 days past due	$7,653	-	-	$7,653
Allowance for loan losses	$158,026	$33	$23,120	$181,179

	Originated Loans	Acquired Loans (o)	FDIC Acquired (p)	Total
LOANS OUTSTANDING	3/31/2016
Commercial non-real estate loans	$7,088,146	$51,949	$5,311	$7,145,406
Construction and land development loans	1,086,382	2,250	6,782	1,095,414
Commercial real estate loans	3,504,803	156,285	15,004	3,676,092
Residential mortgage loans	1,839,889	1,116	159,962	2,000,967
Consumer loans	2,048,068	20	12,157	2,060,245
Total loans	$15,567,288	$211,620	$199,216	$15,978,124
Change in loan balance from previous quarter	$308,701	$(29,810)	$(4,081)	$274,810

	12/31/2015
Commercial non-real estate loans	$6,930,453	$59,843	$5,528	$6,995,824
Construction and land development loans	1,139,743	5,080	7,127	1,151,950
Commercial real estate loans	3,220,509	176,460	15,582	3,412,551
Residential mortgage loans	1,887,256	27	162,241	2,049,524
Consumer loans	2,080,626	20	12,819	2,093,465
Total loans	$15,258,587	$241,430	$203,297	$15,703,314
Change in loan balance from previous quarter	$1,180,400	$(228,589)	$(11,547)	$940,264

(o) Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting. Acquired-performing loans in pools with fully accreted purchase fair value discounts are reported as originated loans.

(p) Loans acquired in an FDIC-assisted transaction. Non-single family loss share agreement expired at 12/31/14. As of 3/31/16, $168.1 million in loans and $1.1 million in ORE remain covered by the FDIC single family loss share agreement, providing considerable protection against credit risk. As of 12/31/15, $170.1 million in loans and $1.7 million in ORE remained covered by the FDIC single family loss share agreement.

(q) Included in originated nonaccrual loans are $18.3 million and $8.8 million at 3/31/16 and 12/31/15, respectively, in nonaccruing restructured loans.
(r) ORE received in settlement of acquired loans is no longer subject to purchase accounting guidance and has been included with ORE from originated loans. ORE received in settlement of covered loans remains covered under the FDIC loss share agreements.

 4/19/2016  First Quarter 2016 Financial Results

 Certain of the statements or information included in this presentation may constitute forward-looking statements. Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited. We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2015, and as updated by the Company’s subsequent SEC filings. Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.  Forward Looking Statements

Corporate Profile (as of March 31, 2016)

- $22.8 billion in Total Assets
- $16.0 billion in Total Loans
- $18.7 billion in Total Deposits
- Tangible Common Equity (TCE) 7.69%
- Nearly 200 banking locations and 275 ATMs across a five-state footprint
- Approximately 3,800 employees corporate-wide
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc.
- Earned top customer service marks with Greenwich Excellence Awards


JACKSON
MONTGOMERY
HATTIESBURG
MOBILE
10
TALLAHASSEE
JACKSONVILLE
HOUSTON
LAKE CHARLES
LAFAYETTE
BATON ROUGE
NEW ORLEANS
GULFPORT
PENSACOLA
PANAMA CITY
TAMPA
WHITNEY BANK.
Hancock Bank.
Whitney Bank Location
Hancock Bank Location


Hancock Bank
WHITNEY BANK

Hancock Holding Company
3

First Quarter 2016 Highlights *(compared to fourth quarter 2015)*

- Core pre-tax, pre-provision income $76.4 million, up $8.4 million or 12%
- Loans increased $275 million, or 7% (LQA)
- Deposits increased $307 million, or 7% (LQA)
- Core revenue increased $4.0 million; core NIM up 2 bps (up 4 bps excluding interest reversals)
- Allowance for the energy portfolio increased $33 million, to $111 million, or almost 7% of energy loans
- Tangible common equity (TCE) ratio up 7 bps to 7.69%
- Includes $5.0 million (pre-tax), or $.04 per share, nonoperating items related to separation pay

($s in millions; except per share data)	1Q16	4Q15	Fav/(unfav)
Net Income	$3.8	$15.3	(75%)
Earnings Per Share	$.05	$.19	(74%)
Provision for loan losses	$60.0	$50.2	(20%)
Nonoperating items (pre-tax)	$5.0	---	N/M
Earnings Per Share – Operating	$.09	$.19	(53%)
Return on Assets (operating) (%)	0.12	0.27	(15bps)
Return on Tangible Common Equity (operating) (%)	1.67	3.53	(186bps)
Total Loans (period-end)	$15,978	$15,703	2%
Total Deposits (period-end)	$18,656	$18,349	2%
Net Interest Margin (%)	3.23	3.21	2bps
Net Interest Margin (%) (core)	3.12	3.10	2bps
Net Charge-offs (%) (non-covered)	0.54	0.21	(33bps)
Tangible Common Equity (%)	7.69	7.62	7bps
Efficiency Ratio** (%)	64.5	67.6	316bps
Net Purchase Accounting Income (pre-tax)	-$1.1	-$1.7	(35%)
Net Income (excluding tax-effected impact of net purchase accounting items and nonoperating items)	$7.8	$16.4	(53%)
E.P.S. (excluding tax-effected impact of net purchase accounting items and nonoperating items)	$.10	$.21	(52%)
Pre-tax, pre-provision income (core)	$76.4	$68.0	12%

** Noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating items, and securities transactions.

Hancock Holding Company

4

 Linked quarter growth in core pre-tax, pre-provision income +12%Year-over-year growth in core pre-tax, pre-provision income +20%  Growth in Core Pre-Tax, Pre-Provision Income

 Well-Diversified Loan Growth

 Energy Portfolio Overview

 Energy Portfolio Overview (cont’d)  Net increase in outstandings of $53 million and a $79 million reduction in total commitmentsApproximately $33 million linked-quarter increase in RBL outstandings and a $53 million reduction in total commitments Approximately $20 million linked-quarter increase in support sector outstandings

 During 1Q16 there were over $300 million in outstanding energy credits that were downgraded to criticized status Downgrades were mainly related to the application of new regulatory guidance which was used in the recent shared national credit (SNC) exam that was completed on March 15, 2016Approximately 75% of the increase in criticized energy loans was from reserve-based (RBL) credits identified in the SNC exam or based on the new regulatory guidance Several of the credits downgraded in the exam, totaling approximately $80 million, were moved to nonaccrual statusDue to the changes noted above, and impact of the prolonged low ebb of the energy cycle, the company increased its allowance for loan losses on the energy portfolio and booked a $60 million total provision for credit losses in the quarterApproximately $50 million of the provision expense was related to the energy portfolioAs a result, and after energy charge-offs of approximately $17 million, the allowance for the energy portfolio was increased $33 million, to $111.2 million, or almost 7% of energy loans  Energy Portfolio Overview (cont’d)

Energy Portfolio Overview (cont'd)

- Borrowing base redeterminations twice per year (spring and fall); all credits are under review and adjustments are being made to overall commitment levels
  - RBL commitments expected to be reduced approximately 15-20% on average in the current redetermination due to continued low commodity prices
- Our clients breakeven at different prices/barrel oil
  - Breakeven varies depending on the basin
  - Our customers are diversified across 12 primary basins in the U.S. and in the Gulf of Mexico
  - Priority, secured loans; approximately 60% oil, 40% gas
  - Lend only on proved reserves (on a risked basis); 90%+ are covered by Proved Developed Producing Reserves alone
  - Credits with working capital lines have 50% line utilization


Support Drilling Subcategories
$244 million
3/31/16
Other $10 4%
Contract drillers $80 33%
Completion services $104 42%
Rental tools $50 21%
$s in millions


Support Nondrilling Subcategories
$682 million
3/31/16
Supply/ manufacturing $69 10%
Other $120 18%
Helicopter & marine transport $370 54%
Fabrication, construction, installation $124 18%
$s in millions

Hancock Holding Company
10

 Management currently estimates that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycleCharge-offs to-date for current energy cycle (Nov-14 – Mar-16) total $21 million; includes $17 million in 1Q16  Energy Allowance and Category Trends

 Management currently estimates that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycleCharge-offs to-date for current energy cycle (Nov-14 – Mar-16) total $21 million; includes $17 million in 1Q16  Energy Allowance and Category Trends

 NPA ratio 1.92%, up 70 bps linked-quarter Nonperforming assets totaled $307 million, up $116 million from December 31, 2015Nonperforming energy loans totaled $159 million at March 31, 2016, up $90 million from last quarterProvision for loan losses was $60.0 million, up $9.8 million from 4Q15Increase for energy allowance added $33 million to first quarter 2016 loan loss provisionNon-FDIC acquired net charge-offs totaled $21.3 million, or 54 bps, up from $7.9 million, or 21 bps, in 4Q15Energy charge-offs in the first quarter of 2016 totaled $17.4 millionCriticized commercial loans totaled $1.1 billion at March 31, 2016, up $352 million from December 31, 2015Criticized energy loans totaled $761 million at March 31, 2016, up $309 million linked-quarter  Asset Quality Measures Reflect Impact Of Energy Cycle

Allowance For Loan Losses

- The allowance for loan losses was $217.8 million (1.36%) up $36.6 million from $181.2 million (1.15%) linked-quarter
  - The allowance maintained on the non-FDIC acquired portion of the loan portfolio increased $39.2 million linked-quarter, totaling $197.3 million, while the allowance on the FDIC acquired loan portfolio decreased $2.6 million linked-quarter
  - Impact of the current energy cycle on the allowance:
    - The first quarter's energy allowance increase of $33.0 million was mainly driven by an increase in criticized loans towards the end of the first quarter, largely reflecting the results of the semi-annual shared national credit exam that was concluded in mid March
      - *Net changes in impaired credits, including updated collateral values, contributed $2 million of increase*
      - *Qualitative factors related to depth and duration of the cycle added $12 million; we now expect a prolonged period of oversupply which indicates that the cycle will be deeper and longer than prior expectations*
      - *Risk rating changes added $19 million of the increase*
  - ALLL for energy credits was $111 million, or 6.81%, at March 31, 2016, up from $78.2 million, or 4.95%, at December 31, 2015
  - Should pricing pressures on oil continue, we could continue to see downward pressure on risk ratings that could lead to additional provision expense in future quarters
  - Impact and severity will depend on overall oil prices and the duration of the cycle

Hancock Holding Company

13

Securities Portfolio

- Portfolio totaled $4.7 billion, up $204 million, or 5% linked-quarter
- Yield 2.36% - up 6 bps linked-quarter
- Unrealized gain (net) of $33.2 million on AFS
- 54% HTM, 46% AFS
- Duration 3.69 compared to 3.89 at 12-31-15
- Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenarios
- IRR modeling is based on conservative assumptions
  - Flat balance sheet
  - Loan portfolio 54% variable (with 57% LIBOR-based)
  - Modeled lag in deposit rate increases
  - Conservative % DDA attrition for certain increases in rates
- No energy-related securities in the portfolio


Securities Portfolio Mix
3/31/16
U.S. Agencies and other $56 1%
Munis $505 11%
CMO $1,354 29%
MBS $2,719 59%
$s in millions


Net Interest Income Scenarios Regulatory Rate Shocks
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1.6%
2.0%
3.9%
4.5%
5.6%
6.1%
6.8%
7.1%
+100 shock
+200 shock
+300 shock
+400 shock
Year 1
Year 2

Hancock Holding Company
14

 Total deposits $18.7 billion, up $307 million, or 2%, linked-quarterNoninterest-bearing demand deposits (DDA) decreased $168 millionInterest-bearing transaction and savings deposits increased $276 millionTime deposits increased $300 million Public fund deposits decreased $101 millionFunding mix remained strongDDA comprised 38% of total period-end depositsCost of funds increased 3 basis points to 34 bps  Solid Levels Of Core Deposit Funding

 Reported net interest margin (NIM) 3.23%, up 2 bps linked-quarter Core NIM of 3.12% increased 2 bps linked-quarterCore loan yield up 5 bps Yield on bond portfolio up 6 bps Cost of funds up 3 bpsNet interest margin up 4 bps after adjusting for approximately $0.9 million of interest reversalsProjected accretion will still lead to a difference in reported and core NIMs  Core NIM Reflects Improving Asset Yields

 Focus On Growing Core Noninterest Income Across Business Lines

 Quarterly Expenses Decreased; Remain Focused On Expense Control

Solid Capital Levels

- TCE ratio 7.69%, up 7 bps linked-quarter
  - Balance sheet change +1 bp
  - Earnings +2 bps
  - Intangible amortization +2bps
  - OCI & other, net +11 bps
  - Dividends – 9 bps
- Common stock buyback placed on hold in 4Q15; no shares repurchased during the first quarter of 2016
- Will continue to manage capital in the best interest of the Company and its shareholders through the prolonged energy cycle
  - Top priorities are funding organic growth and maintaining quarterly dividends
  - Stock buyback on hold
  - M&A on hold in light of current stock price



Capital Ratios
15%
14%
13%
12%
11%
10%
9%
8%
7%
1Q13
2Q13*
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16e
TCE
Tier 1 Risk-Based Capital
Total Risk-Based Capital

*Stock Buyback (ASR) initiated

	Tangible Common Equity Ratio	Leverage (Tier 1) Ratio	Tier 1 Risked-Based Capital Ratio	Total Risk-Based Capital Ratio
March 31, 2016	7.69%	8.15%(e)	9.71%(e)	11.78%(e)
December 31, 2015	7.62%	8.55%	9.96%	11.86%
September 30, 2015	8.24%	8.85%	10.56%	12.32%
June 30, 2015	8.13%	9.07%	10.77%	12.53%
March 31, 2015	8.40%	9.17%	10.86%	12.77%

Hancock Holding Company
19

 As we have previously noted, the company’s 2016 objectives are detailed below:Loan growth 5-7% (EOP)Fund loan growth primarily with depositsCore pre-tax, pre-provision growth of 25% compared to 2014Assumes no additional rate hikes in 2016Expect core revenue growth of 9-10%Expect expense growth of 2% or lessBased on management’s current outlook for the energy cycle, provision for loan losses in the range of $105 - $145 million for the full year of 2016  2016 Strategic Objectives

 Near-Term Outlook

 Appendix: EPS Calculation (Operating)

 * Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.  Appendix: Purchase Accounting Adjustments Core NII & NIM Reconciliation

 Appendix: Historical Energy Data

 Appendix: Historical Energy Data

 Impact of Purchase Accounting Adjustments(projections will be updated quarterly; subject to change)  $s in millions  *Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.  Appendix: Purchase Accounting Impact/Trend

 Impact of Purchase Accounting Adjustments(projections will be updated quarterly; subject to change)  $s in millions  *Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.  Appendix: Purchase Accounting Impact/Trend

 Appendix: Non-GAAP Reconciliation

Appendix: Glossary of Terms

1Q16 – *First quarter of 2016*

4Q15 – *Fourth quarter of 2015*

AFS – *Available for sale*

ALLL – *Allowance for loan and lease losses*

Annualized – *Calculated to reflect a rate based on a full year*

Core – *Excluding purchase accounting items*

Core Income – *Operating income less purchase accounting adjustments*

Core NIM – *Reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets*

Core Revenue – *Net interest income (TE) plus noninterest income excluding purchase accounting adjustments for both categories*

Current Energy Cycle – *Refers to the energy cycle beginning in November of 2014 through the most recent quarter end*

DDA – *Noninterest-bearing deposit accounts*

E&P – *Exploration and Production (Oil & Gas)*

Efficiency ratio – *noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, nonoperating items, and securities transactions*

EOP- *End of period*

EPS – *Earnings per share*

HTM – *Held to maturity*

IRR – *Interest rate risk*

Linked-quarter – *current quarter compared to previous quarter*

LPO – *Loan production office*

LQA- *Linked-quarter annualized*

M&A – *Mergers and acquisitions*

NII – *Net interest income*

NIM – *Net interest margin*

NPA – *Nonperforming assets*

O&G – *Oil and gas*

Operating Income – *Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items*

ORE – *Other real estate*

PAA – *Purchase accounting adjustments, including loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles*

PTPP – Pre-tax, pre-provision

RBL – *Reserve-based lending*

ROA – *Return on average assets*

RR – *Risk rating*

SNC – *Shared National Credit*

TCE – *Tangible common equity ratio (common shareholders' equity less intangible assets divided by total assets less intangible assets.*

TE- *Taxable equivalent (calculated using a federal income tax rate of 35%)*

Y-o-Y – *Year over year*

Hancock Holding Company 27